OASIS CAPITAL

6/22/2020

Company:	Nugenerex Immuno-oncology, Inc. (Nasdaq: NGIO)
Investor:	Oasis Capital, LLC
Securities:	The Company's Common Stock
Structure:	Private Placement with registration rights
Offering Amount:	This term sheet is a firm commitment and intended to facilitate an offer for the purchase of up to $50,000,000 of common stock of the Company's Securities.
Term:	36 months.
Closing Request Date:	The date the Investor receives a put request from the Company.
Delivery Date:	The day the put shares are received by the Investor
Closing Date:	The Delivery Date or the business day after the Delivery Date
Purchase Price:	The *lesser of*: (i) the lowest sale price of the common shares during the Purchase Date, or (ii) the average of the three (3) lowest closing sale prices of the common shares during the twelve (12) business days prior to the Purchase Date.
Floor Price:	$1/share
First Put Option:	Put amounts will be limited to the lesser of 25,000 shares or 20% of the average shares traded for the 10 days prior to the Closing Request Date, if the closing bid of the Company's common stock is below $6 on the Closing Request Date. Put amounts will be limited to the lesser of 30,000 shares or 20% of the average shares traded for the 10 days prior to the Closing Request Date, if the closing bid of the Company's common stock is $6 to $7 on the Closing Request Date. Put amounts will be limited to the lesser of 40,000 shares or 20% of the average shares traded for the 10 days prior to the Closing Request Date, if the closing bid of the Company's common stock is above $7 on the Closing Request Date. Closing Request Dates can be no closer than 2

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business days from the prior Closing Date. If the day prior to the Delivery Date is the lowest volume weighted average price in the 10 prior days, the put is not allowed. The Investor's committed obligation under each Closing Request Date shall not exceed $500,000

Second Put:	On the same day as a Delivery Date, the Company will be allowed to do ***multiple*** Second Puts in an amount equal to the lesser of $500,000 or 10% of the daily volume of the stock on the day of the Second Put. There can be multiple Second Puts on the same day or the two subsequent days from the original Delivery Date so long as shares have been received by the Investor of all subsequent put requests. Second Put pricing shall be the lesser of 92% of the lowest traded price in the 10 days prior to the Second Put request date, 92% the VWAP on the delivery date of the Second Put, or 92% of the closing bid on the delivery date of the Second Put.
Short Sales:	The Investor agrees not to engage in any short selling of the Company's Securities.
Documentation Fee:	The Company agrees to pay the investor $25,000 for the preparation of the Equity Purchase Agreement and Registration Rights Agreement and other transactional expenses at the signing of this Term Sheet.
Commitment Fee:	Common Stock equal to 3 % of the Offering Amount with piggyback registration rights.
Registration:	The Company shall file a prospectus supplement on an S-1, covering the Offering Amount and Commitment Shares with SEC within fifteen days of the signing of definitive agreements. The Investor shall agree to be named "underwriters" in such registration statement and to register the sale of shares received identified in the Registration Statement.
Broker:	N/A
Ownership Limit	4.99%
Other Conditions:	N/A
Confidentiality:	The Company agrees to keep this term sheet and its continents confidential and note to distribute it to or discuss it with any third party (other than the Company's legal and financial advisors, who shall be informed of the confidential nature of this document.) The Investor hereby acknowledge their obligation under Confidentiality Agreements executed with the Company.

This term sheet is a firm commitment and intended to facilitate an offer for the purchase of Company's Securities. However, closing is subject to mutual agreement of final documentation between the Company and the Investor. The term sheet will be considered void if not executed by both parties prior to the close of business on 6/25/2020. The undersigned Company officer, on behalf of the Company, hereby represents and warrants that this term sheet has been duly authorized executed and delivered to the Company.

Agreed and Accepted:

Nugenerex Immuno-oncology, Inc.	Oasis Capital, LLC
Signed: [signature]	Signed: [signature]
Name: Joseph Moscato	Name: Adam R Long
Title: CEO/President	Title: Managing Partner
Date: 6/22/20	Date: 6/23/2020